Exhibit 21

American Pharmaceutical Agents, Inc. (Virginia)

Dendrite Austria GmbH (Austria)

Dendrite Belgium S.A. (Belgium)

Dendrite Brasil Ltda. (Brazil)

Dendrite Canada Ltd. (Canada)

Dendrite Colombia LTDA (Colombia)

Dendrite Deutschland GmbH (Germany)

Dendrite Europe Limited (United Kingdom)

Dendrite France S.A. (France)

Dendrite Hellas S.A. (Greece)

Dendrite Hungary Software Services, Inc. (Hungary)

Dendrite Interactive Marketing, LLC (Delaware)

Dendrite International Services Company (Delaware)

Dendrite International, Inc. (New Jersey)

Dendrite Italia Srl (Italy)

Dendrite Japan Inc. (Japan)

Dendrite Korea Inc. (Delaware)

Dendrite México, S. de R. L. de C. V. (Mexico)

Dendrite Netherlands BV (Netherlands)

Dendrite New Zealand Ltd. (New Zealand)

Dendrite Portugal (Portugal)

Dendrite Pty. Ltd. (Australia)

Dendrite Software India Private Limited (India)

Dendrite Sp. z o.o. (Poland)

Dendrite Spain s.a. (Spain)

Dendrite U.K. Ltd. (United Kingdom)

MDM Acquisition LLC (Delaware)

MDM o.o.o. (Russia)

New ST, Inc. (Delaware)

Schwarzeck Verlag GmbH (Germany)

Software Associates International LLC (New Jersey)

Synavant do Brasil Ltda.(Brazil)

Synavant Japan Inc. (Delaware)

Synavant Latin America Inc. (Delaware)

Synavant LLC (Delaware)

Synavant Philippines Inc. (Delaware)

Synavant Portugal (Portugal)

Synavant Singapore (Pte.) Ltd. (Singapore)

Synavant Taiwan Inc. (Delaware)

Synavant Turkey Inc. (Delaware)

Synavant UK Holding Ltd. (United Kingdom)

Uto Brain Co., Ltd. (Japan)